UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                  FORM 8-K/A
                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  February 2, 2006

                             ELIZABETH ARDEN, INC.
            (Exact name of registrant as specified in its charter)

      Florida                     1-6370                  59-0914138
  ---------------              ------------           -------------------
  (State or other              (Commission              (IRS Employer
  jurisdiction of              File Number)           Identification No.)
  incorporation)

             2400 SW 145 Avenue, Miramar, Florida         33027
           ----------------------------------------     ----------
           (Address of principal executive offices)     (Zip Code)

   Registrant's telephone number, including area code:  (954) 364-6900


              14100 N.W. 60th Avenue, Miami Lakes, Florida 33014
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act
     (17 CFR 240.14a-12(b))
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amended Current Report on Form 8-K amends the Current Report on Form 8-K filed on February 2, 2006, as follows: The press release furnished as Exhibit 99.1 is amended to include footnotes that reconcile the non-generally accepted accounting principles ("non-GAAP") measure of net income and net income per diluted share excluding compensation costs related to FAS 123R and debt extinguishment charges to the related GAAP measure of net income and net income per diluted share. The footnotes also explain why the presentation of these non-GAAP measures provide useful information to investors about the Company's financial condition.

SECTION 2 - FINANCIAL INFORMATION
---------------------------------
Item 2.02   Results of Operations and Financial Condition

      On February 2, 2006, Elizabeth Arden, Inc. (the "Company") issued a press release (i) to announce the financial results for the second quarter ended December 31, 2005; and (ii) to provide net sales and earnings per diluted share guidance for the third quarter ended March 31, 2006 and for the fourth quarter and fiscal year ended June 30, 2006.

      A copy of the press release is furnished as Exhibit 99.1 to this Form
8-K.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------------------
Item 9.01   Financial Statements and Exhibits

      (c)  Exhibits
              99.1  Press release dated February 2, 2006.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELIZABETH ARDEN, INC.

Date:  March 10, 2006                      /s/ Stephen J. Smith
                                           --------------------
                                           Stephen J. Smith
                                           Executive Vice President and
                                            Chief Financial Officer